UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2020

J.JILL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38026	45-1459825
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Batterymarch Park

Quincy, MA 02169

(Address of principal executive offices) (Zip Code)

(617) 376-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	JILL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 31, 2020, J.Jill, Inc. (the “Company”), Jill Acquisition LLC (the “Borrower”) and each of their direct and indirect subsidiaries (collectively, the “Debtors”) entered into a Transaction Support Agreement (the “TSA”) with the Consenting Lenders (as defined therein) and TowerBrook Capital Partners L.P. (along with certain of its affiliates, collectively, “Towerbrook”) to support a financial restructuring of the Company’s capital structure and indebtedness (the “Transaction”) on the terms set forth in the TSA. As of August 31, 2020, Consenting Lenders holding more than 70% of the Existing Term Loans (defined below) have signed the TSA.

Pursuant to the TSA, including the term sheets attached thereto, the Company will immediately begin seeking the consent of the term loan lenders representing 95.0% of the aggregate outstanding principal amount of the term loan claims (the “Consent Threshold”) under the Company’s existing term loan facility (the “Existing Term Facility” and, the lenders thereunder, the “Existing Term Lenders”) to consummate an out-of-court transaction on the terms and subject to the conditions set forth in the out-of-court term sheet attached as Exhibit A to the TSA (the “Out-of-Court Term Sheet” and, such transaction, the “Out-of-Court Transaction”). The Out-of-Court Transaction contemplates that the Company’s trade creditors will be unimpaired and paid in full, and would be implemented through the following series of transactions (a) an amendment of the Company’s Existing Term Loan Facility, to, among other things, waive any non-compliance with the terms of the Exiting Term Facility, (b) the incurrence of a new senior secured priming term loan facility (the “Priming Facility”) which will be used to repurchase the term loans under the Existing Term Facility (the “Existing Term Loans”) of Consenting Lenders (as defined in the Out-of-Court Term Sheet), (c) an amendment of the Company’s existing ABL credit facility (the “ABL Facility” and, the lenders thereunder, the “Existing ABL Lenders”), to, among other things, waive any non-compliance with the terms of the ABL Facility, and (d) the provision by TowerBrook and certain other investors (collectively, the “Junior Facility Lenders”) of new capital pursuant to a junior term loan facility (the “Junior Facility”).

To the extent that the necessary consents to reach the Consent Threshold for the Out-of-Court Transaction are not obtained by September 11, 2020 (as may be modified or extended pursuant to the terms of the TSA, the “Out-of-Court Toggle Date”), the Company will implement the Transaction on an in-court basis through a prepackaged chapter 11 plan (the “Plan”) consistent with the terms of the TSA and the prepackaged chapter 11 term sheet (the “Chapter 11 Term Sheet”) attached as Exhibit B to the TSA (the “In-Court Transaction” and together with the Out-of-Court Transaction, the “Transactions”), which shall be implemented through (a) the commencement by the Debtors of voluntary cases under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101 – 1532 (as amended, the “Bankruptcy Code” and such cases, the “Chapter 11 Cases”), (b) the incurrence of a super-priority debtor-in-possession delayed draw term loan credit facility (the “DIP Facility”) to fund, among other things, working capital during the Chapter 11 Cases, and (c) upon emergence, the incurrence of (i) a new first lien term loan credit facility (the “Exit Facility”) on the Plan Effective Date (as defined below) to fund, among other things, working capital of the Company after the Plan Effective Date, (ii) the cancellation of the existing common stock and the issuance of new common stock (“New Common Stock”) to the holders of the Existing Term Loans (subject to dilution), and (iii) the unimpairment and payment in full of general unsecured trade creditors.

Pursuant to the TSA, among other things, the parties have agreed to support and cooperate with each other in good faith, to coordinate and to use their respective commercially reasonable efforts to consummate the Transaction as soon as reasonably practicable on the terms set forth in the TSA.

The Company expects ordinary-course operations to continue substantially uninterrupted during and after the commencement of the Transaction. Employees should expect no change in their daily responsibilities and to be paid in the ordinary course of business.

Material Terms of the TSA and the Transaction

Generally, the TSA and the Transaction contemplate, among other things, the following transactions and changes to the Company’s capital structure and governance, as described in more detail below.

Out-of-Court Transaction. Provided that the Consent Threshold has been reached by the Out-of-Court Toggle Date (and, in each case, subject to the terms and conditions set forth in the TSA), the Debtors shall consummate the Out-of-Court Transaction as follows:

•	the Borrower shall seek consents from the “Required Lenders” under the Existing Term Facility to the Term Loan Amendment and Waiver (as defined below);

•	the Borrower shall make the Purchase Offer (as defined below) to repurchase 100% of the Existing Term Loans of each Existing Term Lender;

•	the Borrower shall seek consents from the “Required Lenders” under its ABL credit facility to the ABL Amendment and Waiver (as defined below); and

•	The Junior Facility Lenders shall provide to Borrower new capital pursuant to the Junior Facility.

Term Loan Amendment and Waiver. The Consenting Lenders shall agree to the following (collectively, the “Term Loan Amendment and Waiver”):

•

an amendment of the Existing Term Facility to (x) permit the incurrence of, and the liens securing, the Priming Facility and the Junior Facility and (y) otherwise generally eliminate substantially all of the covenants and events of default in the Existing Term Facility;

•	an instruction to the agent under the Existing Term Facility to enter into various intercreditor agreements in respect of the Out-of-Court Transaction; and

•	a waiver of any non-compliance with the terms of the Company’s Exiting Term Facility.

Further, the Borrower shall make an offer to all Existing Term Lenders to repurchase 100% of the Existing Term Loans. On the closing date of the Out-of-Court Transaction, each Existing Term Lender accepting the Purchase Offer (which shall constitute the Consent Threshold) shall receive the following consideration (collectively, the “Purchase Offer”):

•	a dollar-for-dollar principal amount of Priming Loans;

•

its pro rata share of the shares of common stock of the Company with an aggregate value (on a fully-diluted basis) equal to the lesser of (based on the volume-weighted average price of the common stock of the Company on the date of the closing date of the Out-of-Court Transaction) (x) $2.0 million and (y) 10% of the fully diluted (including the Junior Facility Lenders penny warrants, but which shall not be diluted by the Junior Facility Lenders penny warrants) shares of common stock of the Company on the closing date of the Out-of-Court Transaction; and

•	cash in an amount equal to the accrued and unpaid interest on its Existing Term Loans repurchased.

Priming Facility. In connection with the foregoing, the TSA contemplates the Debtors entering into the Priming Facility to be incurred by the Borrower and guaranteed by the other Debtors. The Borrower will not receive any cash proceeds from the loans made pursuant to the Priming Facility (the “Priming Loans”); instead, the Priming Loans shall be used to repurchase the Existing Term Loans, in accordance with the terms of the Existing Term Facility and the Purchase Offer.

ABL Amendment and Waiver. The Borrower shall use commercially reasonable efforts to obtain the agreement of the “Required Lenders” under the ABL Facility to the following (collectively, the “ABL Amendment and Waiver”):

•	an amendment to the ABL Facility to permit the Out-of-Court Transaction;

•	an instruction to the agent under the ABL Facility to enter into various intercreditor agreements in respect of the Out-of-Court Transaction; and

•	waive all then-existing defaults and events of default under the ABL Facility.

Junior Facility. The Junior Facility Lenders shall provide the Borrower with $15 million (as may be increased in accordance with the terms of the Out-of-Court Term Sheet) of new capital pursuant to a new term loan facility (such facility, the “Junior Facility” and such loans under the Junior Facility, the “Junior Loans”); provided, that such Junior Facility shall, among other things, not have covenants or events of default that are more restrictive than the Priming Facility.

In-Court Transaction. Pursuant to the In-Court Transaction, the Company will seek, among other things, bankruptcy court approval of (a) the DIP Facility, and (b) the Plan, pursuant to which, among other things, (i) the Debtors would enter into the Exit Facility, (ii) the Existing ABL Lenders and general unsecured creditors would be unimpaired, and (iii) holders of the Existing Term Loans would be issued New Common Stock (subject to dilution).

The In-Court Transaction is subject to certain milestones (as may be modified pursuant to the terms of the TSA), which include: (a) commencement of solicitation of the Plan within fourteen (14) days of the Out-of-Court Toggle Date; (b) conclusion of solicitation of the Plan no later than the date which is the later of (i) September 25, 2020 or (ii) fourteen (14) days after commencement of the solicitation of the Plan; (c) commencement of the bankruptcy cases (the “Petition Date”) no later than the date which is the later of (i) October 3, 2020 or (ii) one (1) Business Day after concluding the solicitation of the Plan; (d) entry of an order confirming the Plan within 14 days after the Petition Date; and (e) consummation of the Plan within 30 days of the Petition Date.

DIP Facility. On the date which shall be no later than 1 business day after the date of entry by the Bankruptcy Court of the Interim Order (as defined below) (the “DIP Closing Date”), the Debtors shall obtain the DIP Facility in an aggregate principal amount not to exceed $175 million (the “DIP Loans”), which shall consist of (i) up to $75 million of new money DIP Loans (the “DIP New Money Loans”) and (ii) up to $100 million of Existing Term Loans “rolled” into DIP Loans. The DIP New Money Loans shall be backstopped by certain Existing Term Lenders and participation in the DIP Facility shall be available to all Existing Term Lenders that executed and delivered the TSA prior to the first date any Debtor commenced a Chapter 11 Case.

Subject to legal documentation, the order entered by the Bankruptcy Court approving the DIP Facility on an interim basis (the “Interim Order”) and the order entered by the Bankruptcy Court approving the DIP Facility on a final basis (the “Final Order” and, together with the Interim Order, the “DIP Orders”), proceeds of the DIP New Money Loans will be used only for the following purposes: (a) to repay all or a portion of the loans outstanding under the ABL Facility (together with accrued and unpaid interest thereon and an amount required to cash collateralize any letters of credit issued thereunder); (b) to pay interest, fees, costs and expenses related to the DIP Facility; (c) to pay the fees, costs and expenses of the estate professionals retained in the Chapter 11 Cases and approved by the Bankruptcy Court; (d) to fund the Carve Out (as defined in Exhibit B of the DIP term sheet attached as Exhibit 1 to the Chapter 11 Term Sheet); (e) to pay the fees, costs, disbursements and expenses of the lenders under the DIP Facility (the “DIP Lenders”); (f) to make all permitted payments of costs of administration of the Chapter 11 Cases; (g) to pay such prepetition expenses as are consented to by DIP Lenders holding at least a majority of the aggregate outstanding principal amount and commitments of the DIP Loans (the “Required DIP Lenders”) and approved by the Bankruptcy Court; (h) to satisfy any adequate protection obligations owing under the DIP Orders; (i) to make any other payments permitted by the approved DIP budget; and (j) for general corporate and working capital purposes of the Debtors during the Chapter 11 Cases.

Exit Facility. On the Plan Effective Date, the Debtors shall enter into the Exit Facility pursuant to which new first lien term loans (the “Exit Loans”) in an aggregate original principal amount equal to (x) the aggregate outstanding principal amount of the DIP Facility less (y) certain excess cash on Debtors’ balance sheet received by DIP Lenders, in each case, on the Plan Effective Date. On the Plan Effective Date, each holder of an allowed claim under the DIP Facility shall receive its pro rata share of the Exit Loans. No actual funding shall occur on the Plan Effective Date in respect of the Exit Loans.

The foregoing description of the TSA does not purport to be complete and is qualified in its entirety by reference to the full text of the TSA, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On September 1, 2020, the Company issued a press release announcing entry into the TSA, as described in Item 1.01. A copy of the press release is being furnished as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act of 1933, as amended”), is not subject to the liabilities of that section and is not deemed incorporated by reference in any of the Company’s filings under the Securities Act or Exchange Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Transaction Support Agreement, dated as of August 31, 2020, by and among J.Jill, Inc., its direct and indirect subsidiaries, the Consenting Lenders (as defined therein) and TowerBrook Capital Partners L.P. and certain of its affiliates. #

99.1	Press Release, dated September 1, 2020.

#	Certain portions of this document have been omitted in accordance with Regulation S-K Item 601(b)(10).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2020	J.JILL, INC.

	By:	/s/ Mark Webb
Name: Mark Webb
Title: Executive Vice President and Chief Financial Officer